Exhibit 10.5

Execution Copy

NIRAN TRUSTEE SECURITY AGREEMENT

dated as of December 9, 2016 of

LIFE PARTNERS POSITION HOLDER TRUST

in favor of

ADVANCE TRUST & LIFE ESCROW SERVICES, LTA,

as trustee

Execution Copy

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THIS NIRAN TRUSTEE SECURITY AGREEMENT (this “Agreement”) is made as of December 9, 2016, by Eduardo S. Espinosa, as trustee of Life Partners Position Holder Trust, a Texas trust (“Debtor”), in favor of Advance Trust & Life Escrow Services, LTA, as trustee for the benefit of itself and the Holders (the “NIRAN Trustee”).

RECITALS

A. Debtor is a party to the Indenture dated as of December 9, 2016 (the “Indenture”) with the NIRAN Trustee, pursuant to which Debtor has issued its 3% Senior Secured Notes due 2031 (the “Notes”; the holders from time to time thereof being the “Holders”).

B. Pursuant to the Securities And Deposit Account Agreement and Securities and Deposit Account Control Agreement (the “Accounts Agreement”) dated as of December 9, 2016 among Debtor, Advance Trust & Life Escrow Services, LTA (the “Depository”), the NIRAN Trustee, Vida Capital, Inc. (the “CFH Agent”), Vida Capital, Inc. (the “Vida Collateral Agent”), Advance Trust & Life Escrow Services, LTA (the “MFF Collateral Agent”), and Life Partners, Inc., among other things there has been established by the Depository, in the name of Debtor, (i) securities account number 21001 (the “Debtor NIRAN Collateral Securities Account”), and (ii) deposit account number BOT 8095976102 (the “Debtor NIRAN Collateral Deposit Account”).

C. As collateral security for the Obligations specified herein, Debtor has agreed to grant to the NIRAN Trustee a security interest in the Debtor NIRAN Collateral Securities Account and the Debtor NIRAN Collateral Deposit Account, and proceeds thereof.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of which the parties acknowledge, Debtor agrees as follows:

ARTICLE I

Definitions and References

Section 1.1 Definitions in Indenture. Capitalized terms used herein and not otherwise defined have the respective meanings specified in the Indenture.

Section 1.2 Definitions in the UCC, etc. Terms used in this Agreement that are defined in the UCC and not otherwise defined herein or in the Indenture have the respective meanings specified in the UCC, unless the context otherwise requires.

Section 1.3 Definitions in this Agreement. The following terms have the following meanings:

“Accounts Agreement” has the meaning specified in recital B.

“Annual Sinking Fund Addition” has the meaning specified in the Indenture.

“Annual Sinking Fund Shortfall” has the meaning specified in the Indenture.

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“Applicable Percentage” has the meaning specified in the Indenture.

“Collateral” has the meaning specified in Section 2.1.

“Debtor” has the meaning specified in the preamble.

“Debtor NIRAN Collateral Deposit Account” has the meaning specified in recital B.

“Debtor NIRAN Collateral Securities Account” has the meaning specified in recital B.

“Depository” has the meaning specified in recital B.

“Holders” has the meaning specified in recital A.

“Indenture” has the meaning specified in recital A.

“NIRAN Sinking Fund Account” means the New IRA Notes Sinking Fund Account maintained by Debtor pursuant to its trust agreement and the Indenture, which shall be subject to an account control agreement in form and substance satisfactory to the NIRAN Trustee and the Debtor.

“NIRAN Trustee” has the meaning specified in the preamble.

“Obligations” has the meaning specified in Section 2.2.

“Plan” means the Revised Third Amended Joint Plan of Reorganization of Life Partners Holdings, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code dated October 27, 2016, confirmed by the Bankruptcy Court by its order entered on November 1, 2016 Docket No. 3439, as the same may be modified or amended from time to time.

“UCC” means the Uniform Commercial Code in effect in the State of Texas from time to time; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Section 1.4 Rules of Construction; References and Titles. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) Any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document).

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(b) Unless otherwise specified, any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(c) The words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(d) All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

(e) Any reference to any law herein shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time.

(f) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(g) Except as specified otherwise, references to any document, instrument, or agreement shall include:

(i) all exhibits, schedules, and other attachments thereto, and

(ii) all documents, instruments, or agreements issued or executed in replacement thereof.

(h) A title appearing at the beginning of any subdivision is for convenience only, does not constitute any part of such subdivision and shall be disregarded in construing the language contained in such subdivision.

(i) The phrases “this Section” and “this subsection” and similar phrases refer only to the section or subsection hereof in which such phrases occur.

(j) The word “or” is not exclusive, and the word “including” (in all of its grammatical variations) means “including without limitation”.

ARTICLE II

Security Interest

Section 2.1 Grant of Security Interest. Debtor pledges, collaterally assigns and grants to the NIRAN Trustee for the benefit of itself and the Holders, a continuing security interest in all right, title and interest of Debtor in and to all of the following property, whether now owned or existing or hereafter acquired or arising, regardless of where located and howsoever Debtor’s interests therein arise, whether by ownership, security interest, claim or otherwise (the “Collateral”):

(a) the Debtor NIRAN Collateral Securities Account, as well as all securities entitlements in respect to financial assets credited thereto;

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(b) the Debtor NIRAN Collateral Deposit Account;

(c) the NIRAN Sinking Fund Account;

(d) all replacements or substitutions therefor, including any account resulting from a renumbering or other administrative re-identification of the foregoing accounts; and

(e) subject to Section 2.3, all proceeds of the foregoing.

Section 2.2 Obligations Secured. The security interest created hereby in the Collateral secures the payment and performance of all obligations of Debtor to the NIRAN Trustee and the Holders under the Indenture, the Notes and this Agreement and all obligations of Debtor to the NIRAN Trustee under the Accounts Agreement (the “Obligations”). Without limiting the generality of the preceding sentence, this Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by Debtor but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Debtor.

Section 2.3 Release of, and Additions to, Collateral.

(a) If a Policy with respect to which a NIRAN Collateral Specified Interest (as defined in the Accounts Agreement) has been credited to the NIRAN Collateral Securities Account matures and maturity proceeds are deposited into the NIRAN Collateral Deposit Account, then, at all times that the Maturity Funds Facility (as defined in the Accounts Agreement) is active as provided in Section 4.04 of the Plan (including during any period after the Maturity Funds Facility has been reactivated as provided in the Plan), such maturity proceeds shall be invested in and credited to the Debtor MFF Escrow Deposit Account (as defined in the Accounts Agreement) as provided in the Accounts Agreement. Not later than 15 Business Days after the date each such deposit is made, Debtor shall instruct the Depository to disburse the proceeds as follows:

(i) First, to fund a portion of any advances requested by Debtor pursuant to the Maturity Funds Facility as provided in the Plan, to the extent permitted by the Accounts Agreement and the Vida Loan Agreements referred to therein, which loans, if and to the extent made, will be credited to the NIRAN Collateral Securities Account;

(ii) Second, to fund deposits into the NIRAN Sinking Fund Account, in an amount equal to the lesser of (A) the Applicable Percentage multiplied by the amount of proceeds deposited and (B) the proceeds remaining after funding any loans made under the Maturity Funds Facility;

(iii) Third, if additions to the NIRAN Sinking Fund Account during any annual period that ended prior to the disbursement date did not equal the Annual Sinking Fund Addition required for any one or more prior annual periods and thus resulted in an Annual Sinking Fund Shortfall, to fund deposits into the NIRAN Sinking Fund Account until the aggregate amount of the Annual Sinking Fund Shortfall has been funded; and

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(iv) Fourth, subject to Section 3.2, any balance to be deposited into the Debtor Lien-Free Deposit Account (as defined in the Accounts Agreement) as directed by Debtor pursuant to the Accounts Agreement.

(b) To the extent proceeds of Collateral are deposited into the Debtor Lien-Free Deposit Account pursuant to Section 2.3(a)(iv) above, such proceeds shall be released from the security interest granted by this Agreement, and such proceeds shall no longer comprise a part of the Collateral under this Agreement.

(c) If any Policy with respect to which a NIRAN Collateral Specified Interest has been credited to the NIRAN Collateral Securities Account is transferred or lapses as contemplated by Section 12.09(d) of the Plan, prior to the date that the Notes have been paid in full as provided in the Indenture, then:

(i) Debtor shall deposit into the NIRAN Sinking Fund Account an amount in cash equal to 32% of the aggregate face amount of death benefit represented by such Specified Interest, and such deposit shall become a part of the Collateral; and

(ii) The Specified Interest shall be released from the security interest granted by this Agreement, and such Specified Interest shall no longer comprise a part of the Collateral.

(d) If on the 14th anniversary of the date of this Agreement, all Annual Sinking Fund Additions for all of the annual periods ending on or before that date have not been fully funded, Debtor shall deposit into the NIRAN Sinking Fund Account an amount in cash equal to the aggregate shortfall amount, and such deposit shall become a part of the Collateral.

(e) If a Policy with respect to which a NIRAN Collateral Specified Interest has been credited to the NIRAN Collateral Securities Account matures and maturity proceeds are deposited into the NIRAN Collateral Deposit Account at a time that the Maturity Funds Facility is not active, then as soon as reasonably practicable, and in any event not later than 10 Business Days after the date each such deposit is made, Debtor shall instruct the Depository to disburse the proceeds as follows:

(i) First, to fund deposits into the NIRAN Sinking Fund Account in an amount equal to the Applicable Percentage multiplied by the amount of proceeds deposited;

(ii) Second, if there is an Annual Sinking Fund Shortfall as of the disbursement date, to fund deposits into the NIRAN Sinking Fund Account until the aggregate amount of the Annual Sinking Fund Shortfall has been funded; and

(iii) Third, subject to Section 3.2, any balance to be deposited into the Debtor Lien-Free Deposit Account (as defined in the Accounts Agreement) as directed by Debtor pursuant to the Accounts Agreement.

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ARTICLE III

Covenants

Section 3.1 Actions by Debtor.

(a) Debtor will, at its expense, promptly execute and deliver all further instruments, agreements, filings and registrations, and take all further action, in order:

(i) to confirm and validate this Agreement and the NIRAN Trustee’s rights and remedies hereunder;

(ii) to correct any error or omission in the description herein of the Obligations or the Collateral or in any other provision hereof;

(iii) to perfect and protect the security interest and rights created or purported to be created hereby or to maintain or upgrade in rank the priority of such security interests and rights;

(iv) to enable the NIRAN Trustee to exercise and enforce its rights and remedies hereunder; and

(v) otherwise to give the NIRAN Trustee the full benefits of the rights and remedies described in or granted under this Agreement.

As part of the foregoing, Debtor will execute and file any financing statement, continuation statement or other filing or registration necessary to perfect the NIRAN Trustee’s security interest and rights hereunder, and any amendment thereto.

(b) Debtor will:

(i) maintain good and marketable title to all Collateral, free and clear of all Liens except for the security interest created by this Agreement, and not grant or allow any such Lien to exist;

(ii) not allow to remain in effect, and cause to be terminated, any financing statement or other registration or instrument similar in effect covering any Collateral, except any that has been filed in favor of the NIRAN Trustee relating to this Agreement;

(iii) defend the NIRAN Trustee’s right, title and special property and security interest in and to the Collateral against the claims of any Person;

(c) Debtor shall not take any action that would, or fail to take any action if such failure would, impair the enforceability, perfection or priority of the NIRAN Trustee’s security interest in any Collateral.

Section 3.2 Securities Account, Deposit Account, MFF Escrow Deposit Account, Policies, Etc. From time to time, so long as no Event of Default (as defined in the Indenture) has

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occurred and is continuing, Debtor may direct the Depository to take such actions with respect to the Debtor NIRAN Securities Account, the Debtor NIRAN Deposit Account and the Debtor MFF Escrow Deposit Account as are at the time permitted under the Accounts Agreement and this Agreement. After the occurrence of any such Event of Default, the NIRAN Trustee shall have all remedies provided in Section 4.2 and may provide any notice to the Depository provided in Section 4 of the Accounts Agreement.

ARTICLE IV

Remedies, Powers and Authorizations

Section 4.1 Certain Provisions Concerning the Collateral. Debtor irrevocably authorizes the NIRAN Trustee at any time and from time to time to file, without the signature of Debtor, in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that is necessary or appropriate to perfect the NIRAN Trustee’s security interest in the Collateral. Debtor ratifies and approves all financing statements heretofore filed by or on behalf of the NIRAN Trustee in any jurisdiction in connection with the transactions contemplated hereby.

Section 4.2 Remedies. If an Event of Default shall have occurred and be continuing, the NIRAN Trustee may from time to time in its discretion exercise all rights and remedies available to the NIRAN Trustee under the UCC.

Section 4.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, any cash held by or on behalf of the NIRAN Trustee and all cash proceeds received by or on behalf of the NIRAN Trustee in respect of any sale of, collection from, or other realization upon any Collateral may, in the discretion of the NIRAN Trustee, be held by the NIRAN Trustee as collateral for, and/or then or at any time thereafter applied in whole or in part by the NIRAN Trustee against, the Obligations, in the following manner:

(a) First, paid to the NIRAN Trustee for any amounts then owing to the NIRAN Trustee pursuant to the Indenture or under the Note Documents or otherwise under this Agreement or the Accounts Agreement.

(b) Second, paid to the Holders in payment of the Obligations, ratably in accordance with the respective amounts thereof then owing thereto or as otherwise provided in the Indenture.

(c) Third, any surplus of such cash or cash proceeds held by or on the behalf of the NIRAN Trustee and remaining after payment in full of all the Obligations shall be paid over to Debtor or to whatever Person may be lawfully entitled to receive such surplus.

Section 4.4 Deficiency. If the proceeds of any sale, collection or realization of or upon the Collateral of Debtor by the NIRAN Trustee are insufficient to pay all Obligations and all other amounts to which the NIRAN Trustee is entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the Notes or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by the NIRAN Trustee and/or the Holders to collect such deficiency. Collateral may be sold at a loss to Debtor, and the NIRAN

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Trustee shall have no liability or responsibility to Debtor for such loss. Debtor acknowledges that a private sale may result in less proceeds than a public sale.

ARTICLE V

Miscellaneous

Section 5.1 Notices. Any notice or communication required or permitted hereunder shall be given in writing or by electronic transmission, sent in the manner provided in the Indenture.

Section 5.2 Amendments and Waivers. No amendment of this Agreement shall be effective unless it is in writing and signed by Debtor and the NIRAN Trustee, and no waiver of this Agreement or consent to any departure by Debtor herefrom shall be effective unless it is in writing and signed by the NIRAN Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for that given and to the extent specified in such writing. All such amendments and waivers shall be effective only if given with the necessary approvals required in the Indenture.

Section 5.3 Preservation of Rights. No failure on the part of the NIRAN Trustee to exercise, and no delay in exercising, any right hereunder or under any other Note Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the NIRAN Trustee provided herein and in the other Note Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by Law or otherwise.

Section 5.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.5 Survival. Each representation and warranty, covenant and other obligation of Debtor herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Note Document and the creation of the Obligations.

Section 5.6 Binding Effect and Assignment. This Agreement shall:

(a) be binding on Debtor and its successors, and

(b) inure, together with all rights and remedies of the NIRAN Trustee hereunder, to the benefit of the NIRAN Trustee and the Holders and their respective successors, transferees and assigns.

Section 5.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS.

Section 5.8 Final Agreement. This Agreement, the Accounts Agreement, the Indenture and the Notes represent the final agreement between the parties hereto relating to the

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subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. There are no unwritten oral agreements between the parties hereto.

Section 5.9 Counterparts; Facsimile This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement may be validly delivered by facsimile or other electronic transmission of an executed counterpart of the signature page hereof.

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IN WITNESS WHEREOF, Debtor has executed and delivered this Agreement as of the date first-above written.

LIFE PARTNERS POSITION HOLDER TRUST

By:	/s/ Eduardo S. Espinosa
Name: Eduardo S. Espinosa
Title: Trustee

NIRAN TRUSTEE SECURITY AGREEMENT

SIGNATURE PAGE

Accepted and agreed as of the date first-above stated.

Advance Trust & Life Escrow Services, LTA, as trustee

By:	/s/ Brandon Gilliam
Name: Brandon Gilliam
Title: President

NIRAN TRUSTEE SECURITY AGREEMENT

SIGNATURE PAGE